SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 15, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 6, 2009, Pacific Ethanol, Inc. (the “Company”) entered into a Settlement Agreement with a judgment creditor (as amended by that certain First Amendment to Settlement Agreement dated November 16, 2009 and that certain Second Amendment to Settlement Agreement dated March 26, 2009 but entered into on March 26, 2010, the “Settlement Agreement”) under which the Company entered into a consent judgment and judgment was entered against the Company in the amount of approximately $1,900,000 (the “Judgment”).  The Settlement Agreement resolved litigation between the Company and the judgment creditor concerning the Company’s alleged obligations as a guarantor of certain purported liabilities of one of the Company’s indirect subsidiaries.  The Settlement Agreement provided that the judgment creditor would not undertake any efforts to enforce or collect on the Judgment until June 30, 2010 when the Company was obligated to pay the judgment creditor $1,545,734.28.  On July 15, 2010, the Company and the judgment creditor entered into a Third Amendment to Settlement Agreement (the “Amendment”).

The Amendment provides that the Company is to remit to the judgment creditor, to be applied against the principal amount of the judgment, (i) $100,000 on or before July 31, 2010, (ii) $100,000 on or before September 30, 2010, (iii) $200,000 on or before October 31, 2010, (iv) $200,000 on or before November 30, 2010, and (v) the remainder of the principal balance of the Judgment on or before December 31, 2010.  The Amendment also provides that the Company is to remit to the judgment creditor simple interest on the unpaid balance of the Judgment calculated at one percent (1%) per month on a 30/360 day basis on or before the last date of each month starting July 31, 2010 and ending December 31, 2010.  In addition, the Amendment provides that the Company is to remit to the judgment creditor an amount of $5,000 for reimbursement of the judgment creditors legal fees, on or before July 31, 2010.  The Amendment provides that the judgment creditor will not undertake any efforts to enforce or collect on the Judgment if the Company complies with the payment terms set forth in the Amendment.  In the event that the Company fails to make any payment required under the Amendment, a post default interest date of 14 percent (14%) per annum will apply and the judgment creditor may declare the entire unpaid Judgment and all accrued interest due and payable immediately.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Settlement Agreement dated as of July 15, 2010 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc. (*)

 _______________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Third Amendment to Settlement Agreement dated as of July 15, 2010 by and between Campbell-Sevey, Inc. and Pacific Ethanol, Inc.